                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549



                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  April 18, 1996



                    CRESCENT REAL ESTATE EQUITIES, INC.
            (Exact name of Registrant as specified in its Charter)


             Maryland                   1-13038                 52-1862813
    (STATE OF INCORPORATION)    (COMMISSION FILE NUMBER)      (IRS EMPLOYER
                                                          IDENTIFICATION NUMBER)

            900 Third Avenue, Suite 1800
            New York, New York                                    10022
            (ADDRESS OF PRINCIPAL EXECUTIVE                     (ZIP CODE)
            OFFICES)

                                     (212) 836-4216
                  (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     301 CONGRESS AVENUE. On April 18, 1996, Crescent Real Estate Equities, Inc. (collectively with its subsidiaries, "the Company"), together with Aetna Life Insurance Company ("Aetna"), formed 301 Congress Avenue, L.P., a
Delaware limited partnership in which the Company and Aetna, each own a 50% interest. Crescent/301, L.L.C., a subsidiary (organized as a Delaware limited liability company) that is wholly owned by the Company's operating partnership and its general partner, serves as the general partner of 301 Congress Avenue, L.P. (the "Partnership"). On April 18, 1996, the partnership acquired 301 Congress Avenue ("301 Congress"), a 22-story Class A office building located in the Central Business District ("CBD") submarket of Austin, Texas, in fee simple and the rights appurtenant and related to such office building. The Company acquired its interest in 301 Congress from Aetna, an unaffiliated entity, for approximately $21.6 million, all of which was financed through a short-term loan with The First National Bank of Boston. The loan, which bears interest at the rate of 7.50% per annum, is due on June 30, 1996. Management believes that this property is suitable and adequate for its continued use as a Class A office property and is adequately covered by insurance.

     Built in 1986, 301 Congress contains approximately 418,000 square feet of net rentable space located on a 1.54 acre site with an attached 841-space parking structure.

     The Austin CBD has approximately 3.6 million square feet of Class A office space, which was approximately 54% of Austin's total Class A office space at March 31, 1996. At March 31, 1996, the Austin CBD Class A office space was 83% occupied, and the average quoted market rental rate for such space had decreased 1.9 % to $19.78 (on a full service basis) per square foot from year end 1995. Leases of Class A office space in the CBD submarket, inclusive of 301 Congress, generally are triple-net leases meaning that the tenant is responsible for payment, in addition to rent, of all operating expenses of the property, including utilities, real estate taxes and insurance.

     301 Congress was 85% leased as of March 31, 1996. Two tenants in 301 Congress lease over 10% of the rentable square footage. As of March 31, 1996, International Business Machines Corporation ("IBM"), a diversified international computer company, leased approximately 108,000 rentable square feet (approximately 25.8% of the rentable square footage) pursuant to a lease that expires in June of 1998. The current rental rate is $10.22 per square foot and increases to $19.50 in July 1996. The lease provides for one 5 year renewal option at 90% of the then-prevailing market rate. IBM sublets approximately 75% of its space to numerous individual tenants but remains fully liable under its lease. As of March 31, 1996, Lumbermen's Investment Corporation ("LIC"), a real estate development company, leased approximately 65,000 square feet (approximately 15.5% of the rentable square footage) pursuant to a lease that expires October 2000. The current rental rate is $20.50 per square foot with no future increases. LIC sublets approximately 40% of its space to three individual tenants but remains fully liable under its lease.

     The aggregate tax bases of depreciable real property and improvements and personal property of 301 Congress for federal income tax purposes were approximately $42.8 million and $.4 million, respectively, as of March 31, 1996. Depreciation and amortization are computed for federal income tax purposes using straight line methods over lives which range from 3 to 39 years for the real property and improvements, and which are 5 to 7 years for the personal property.

     The 1995 realty tax rate for real property is $2.394 per $100 of the $42 million assessed value. The total amount of tax at this rate for 1995 was approximately $1.0 million.

     For the year ended December 31, 1995, utility expense was approximately $760,538 and expenses for repairs, maintenance and contract services were approximately $1,029,357. In the third quarter of 1996, there is a proposed $400,000 capital improvement project to recaulk the exterior of the building, which will be funded through working capital of the partnership.

     The following chart sets forth the year-end occupancy and average rent per leased square foot (excluding storage space) for the five years ended December 31, 1995 (except as noted), and for the three months ended March 31, 1996.

          YEAR              OCCUPANCY               AVERAGE RENT(1)(2)
          ----              ---------               ------------------
          1991                81.8%                        $11.01
          1992                90.5                           9.86
          1993                92.6                           9.94
          1994                96.8                          11.24
          1995                97.3                          11.30
         3/31/96              85.4                          12.44

(1) Represents annual base rental revenues (excluding scheduled rent increases and free rent) divided by average occupancy for the year.

(2) Leases are triple-net, with the tenant responsible for payment, in addition to rent, of all operating costs of the property, including utilities, real estate taxes and insurance.


    The following table sets out a schedule of the lease expirations for leases in place as of March 31, 1996, for each of the 10 years beginning with the remainder of 1996 (April 1996 - December 1996), assuming that none of the tenants exercises renewal options.

                                                             PERCENTAGE                  PERCENTAGE OF     ANNUAL
                                          NET RENTABLE        OF LEASED                  TOTAL ANNUAL    BASE RENT
                            NUMBER OF    AREA SUBJECT TO    NET RENTABLE    ANNUAL BASE    BASE RENT     PER SQ. FT.
                           TENANTS WITH      EXPIRING       AREA SUBJECT    RENT UNDER    REPRESENTED        FOR
                             EXPIRING         LEASES        TO EXPIRING      EXPIRING     BY EXPIRING     EXPIRING
YEAR OF LEASE EXPIRATION      LEASES     (SQUARE FEET)(1)      LEASES        LEASES(2)       LEASES       LEASES (3)
- --------------------------------------------------------------------------------------------------------------------
1996                            4            22,178             6.2%        $  164,211         2.8%         $ 7.40
1997                            3            16,352             4.6            189,792         3.3           11.61
1998                            7           140,243            39.4          2,501,167        44.1           17.83
1999                            4            32,667             9.2            419,315         7.4           12.84
2000                            2            66,841            18.8          1,355,809        24.0           20.28
2001                            3            14,342             4.0            172,921         3.0           12.06
2002                            -                 -               -                  -           -             -
2003                            1            16,097             4.5            225,358         4.0           14.00
2004                            2            41,466            11.6            544,090         9.6           13.12
2005                            1             6,051             1.7             96,816         1.8           16.00
2006 and thereafter             -                 -               -                  -           -             -

_____________________
(1)Excludes an aggregate of 62,206 square feet of unleased space as of March 31, 1996.
(2)Annual base rent (excluding increases in rent and free rent that would be taken into account under generally accepted accounting principles) for net rentable area expiring.
(3)Leases are triple-net, with the tenant responsible for payment, in addition to rent, of all operating costs of the property, including utilities, real estate taxes and insurance.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        301 CONGRESS

        Report of Independent Public Accountants.

        Statement of Excess of Revenues Over Specific Operating Expenses for the Year Ended December 15, 1995.

        Notes to Statement.

      (B) PRO FORMA FINANCIAL INFORMATION

        Pro Forma Consolidated Balance Sheet as of March 31, 1996
        (unaudited) and notes thereto.

        Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1996 (unaudited) and the Year Ended December 31, 1995 (unaudited) and notes thereto.

      (C) EXHIBITS

        None.

                                  SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 1996                    CRESCENT REAL ESTATE EQUITIES, INC.


                                       By:  /s/  DALLAS E. LUCAS
                                          ------------------------------------
                                           Dallas E. Lucas
                                           Senior Vice President and
                                           Chief Financial Officer

                      INDEX TO FINANCIAL STATEMENTS


                                                                       PAGE
                                                                       ----

301 CONGRESS

    Report of Independent Public Accountants.........................   F-3

    Statement of Excess of Revenues Over Specific Operating
    Expenses for the Year Ended December 15, 1995....................   F-4

    Notes to Statement...............................................   F-5

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

    Pro Forma Consolidated Balance Sheet as of March 31, 1996
    and notes thereto................................................   F-7

    Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1996 and the Year Ended December 31,
    1995 and notes thereto...........................................  F-10

                   301 CONGRESS

                   STATEMENT OF EXCESS OF REVENUES OVER
                   SPECIFIC OPERATING EXPENSES
                   FOR THE YEAR ENDED DECEMBER 15, 1995

                   TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Crescent Real Estate Equities, Inc.:

We have audited the accompanying statement of excess of revenues over specific operating expenses (as defined in Note 2) of 301 Congress for the year ended December 15, 1995. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (as defined in Note 2) of 301 Congress for the year ended December 15, 1995, in conformity with generally accepted accounting principles.



                                             ARTHUR ANDERSEN LLP


Dallas, Texas
February 15, 1996

                                 301 CONGRESS


       STATEMENT OF EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES

                       FOR THE YEAR ENDED DECEMBER 15, 1995


                                                          YEAR ENDED
                                                         DECEMBER 15,
                                                             1995
                                                         ------------
REVENUES (Note 1):
   Rental                                                 $4,191,913
   Recoveries                                              2,845,669
   Other                                                   1,092,207
                                                          ----------

                                                           8,129,789
                                                          ----------

SPECIFIC OPERATING EXPENSES (Note 2):
   Real estate taxes                                       1,049,733
   Utilities                                                 760,538
   Repairs, maintenance, and contract services             1,029,357
   Rental property operating                                 113,772
   General and administrative                                304,281
   Management fees                                           175,111
                                                          ----------

                                                           3,432,792
                                                          ----------

EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES       $4,696,997
                                                          ----------
                                                          ----------

       The accompanying notes are an integral part of this statement.

                                 301 CONGRESS

  NOTES TO STATEMENT OF EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 15, 1995

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF PROPERTY

Aetna Life Insurance Company ( the "Owner") owns 301 Congress (the "Property"), an office project and parking garage located in Austin, Texas. The Property consists of one twenty-two story office tower containing approximately 423,000 rentable square feet. A multi-level parking garage is located adjacent to the building that contains approximately 904 covered parking spaces.

RENTAL INCOME

Rents from leases are accounted for on an accrual basis in accordance with generally accepted accounting principles.

RECOVERIES

A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at year-end, based upon actual expenses.

OTHER INCOME

Other income consists primarily of parking fees, health club fees, and recycling income. Tenants who choose to become members of the health club are charged approximately $40 per person, on a monthly basis. In addition, the Property received approximately $320,000 as a partial settlement of a disputed receivable and has recorded the amount as other income.

2.    BASIS OF ACCOUNTING:

The accompanying statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the year ended December 15, 1995, as certain costs such as depreciation and amortization, interest, and partnership administrative expenses have been excluded, since they are not comparable to the proposed future operations of the Property.

3.    RELATED PARTY TRANSACTIONS:

The Owner entered into a management agreement with Trammell Crow (the "Manager") at the time the building was constructed in 1986. The agreement with the Manager requires a management fee of 2% of gross revenues, as defined. Total management fees for 1995 were $175,111. The management agreement does not specify a termination date, however, either the Owner or the Manager can terminate at any time with a 30 day notice. If terminated, the management fees must be paid through the month in which the Manager's service will extend.

The Manager occupies approximately 4% of total leasable square footage under a lease, which expires in November 1996.

4.   SIGNIFICANT TENANTS:

The Property has three tenants that collectively occupy over 230,000 square feet. The largest tenant occupies 26% of the total leasable square footage. This lease expires in June 1998. This tenant has subleased 88,082 square feet of this space.

The second largest tenant occupies 16% of the total leasable square footage. This lease expires in October 2000.

The third largest tenant occupies 13% of the total leasable square footage under multiple leases with different expiration dates. A significant portion of these leases (89%) for this tenant expire in March of 1996. The tenant has moved out of most of this space, but continues to pay rent through the termination of the lease agreement. The remaining leases (11%) expire in July 2005.

                      CRESCENT REAL ESTATE EQUITIES, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF MARCH 31, 1996

                           (Dollars in Thousands)
                                (Unaudited)


     The following unaudited pro forma Consolidated Balance Sheet has been presented as if the acquisition and related financing described in the Notes hereto had occurred as of March 31, 1996. This unaudited pro forma Consolidated Balance Sheet should be read in conjunction with the consolidated historical financial statements of Crescent Real Estate Equities, Inc. and notes thereto. In management's opinion, all adjustments necessary to reflect the above transactions have been made.

     This unaudited pro forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been as of March 31, 1996, nor does it purport to represent the future financial position of the Company.

                     CRESCENT REAL ESTATE EQUITIES, INC.
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF MARCH 31, 1996
                           (DOLLARS IN THOUSANDS)
                                 (Unaudited)

                                                             CRESCENT
                                                            REAL ESTATE
                                                           EQUITIES, INC.     PRO FORMA       PRO FORMA
                                                           HISTORICAL (A)    ADJUSTMENTS     CONSOLIDATED
                                                           --------------    -----------     ------------
ASSETS:
  Investment properties, at cost                             $1,024,617      $43,200 (B)      $1,067,817
  Less - Accumulated depreciation                              (180,473)           -            (180,473)
                                                             ----------      -------          ----------
                                                                844,144       43,200             887,344

  Cash and cash equivalents                                      20,365          900 (C)          21,265
  Restricted cash and cash equivalents                           14,412            -              14,412
  Accounts receivable, net                                        9,871            -               9,871
  Deferred rent receivable                                       10,894            -              10,894
  Investments in real estate mortgages and common
   stock of Residential Development Corporations                 31,347            -              31,347
  Notes receivable                                               18,896            -              18,896
  Other assets, net                                              37,106            -              37,106
                                                             ----------      -------          ----------
        Total assets                                         $  987,035      $44,100          $1,031,135
                                                             ----------      -------          ----------
                                                             ----------      -------          ----------
LIABILITIES:
  Notes payable                                              $  484,121      $22,500 (D)      $  506,621
  Accounts payable, accrued expenses and other liabilities       19,745            -              19,745
                                                             ----------      -------          ----------
       Total liabilities                                        503,866       22,500             526,366
                                                             ----------      -------          ----------
MINORITY INTEREST                                                82,129       21,600 (E)         103,729
STOCKHOLDERS' EQUITY:
  Common stock                                                      236            -                 236
  Additional paid-in capital                                    423,999            -             423,999
  Deferred compensation on restricted shares                       (455)           -                (455)
  Retained deficit                                              (22,740)           -             (22,740)
                                                             ----------      -------          ----------
       Total stockholders' equity                               401,040            -             401,040
                                                             ----------      -------          ----------
       Total liabilities and stockholders' equity            $  987,035      $44,100          $1,031,135
                                                             ----------      -------          ----------
                                                             ----------      -------          ----------


        See accompanying notes to Pro Forma Consolidated Balance Sheet.

                     CRESCENT REAL ESTATE EQUITIES, INC.

                     PROFORMA CONSOLIDATED BALANCE SHEET

ADJUSTMENTS
(Dollars in Thousands)

(A) Reflects Crescent Real Estate Equities, Inc. unaudited consolidated historical
    balance sheet as of March 31, 1996.                                                      ---

(B) Increase reflects the formation of 301 Congress Avenue, L.P.:

    Partnership assets                                                                   $43,200
                                                                                         -------
                                                                                         -------


(C) Increase reflects the following:

    Excess proceeds from borrowings                                                      $   900
                                                                                         -------
                                                                                         -------


(D) Increase reflects the following:

    Short-term borrowings from Bank of Boston                                            $22,500
                                                                                         -------
                                                                                         -------

(E) Increase reflects the following:

    Aetna Life Insurance Company's 50% Joint Venture interest in
    301 Congress Avenue, L.P.                                                            $21,600
                                                                                         -------
                                                                                         -------

             CRESCENT REAL ESTATE EQUITIES, INC.

       PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

        FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
              THE YEAR ENDED DECEMBER 31, 1995
        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                         (Unaudited)

     The following unaudited pro forma Consolidated Statements of Operations assumes completion of a) 1995 April Offering and Mr. Rainwater's concurrent $31,000 investment in the Operating Partnership and the use of the net proceeds therefrom to repay approximately $167,000 of indebtedness secured by certain of the properties and b) the acquisition of properties during 1995 and 1996, in each case as of January 1, 1995. The unaudited pro forma Consolidated Statements of Operations should be read in conjunction with the consolidated historical financial statements of Crescent Real Estate Equities, Inc. (together with its subsidiaries, the "Company") and notes thereto. In management's opinion, all adjustments necessary to reflect the above transactions have been made.

     These unaudited pro forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the above transactions had been consummated as of January 1, 1995, nor does it purport to represent the results of operations for future periods.

                       CRESCENT REAL ESTATE EQUITIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (Unaudited)

                                               CRESCENT REAL
                                                  ESTATE
                                               EQUITIES, INC.      OTHER      301 CONGRESS    PRO FORMA
                                               HISTORICAL (A)   ADJUSTMENTS    AVENUE (B)    CONSOLIDATED
                                               --------------   -----------   ------------   ------------
REVENUES:
   Rental property                                $41,997         $    -          $1,963      $43,960
   Interest and other income                        1,063              -               -        1,063
                                                  -------          ------         ------      -------
          Total revenues                           43,060              -           1,963       45,023
                                                  -------          ------         ------      -------

EXPENSES:
   Real estate taxes                                4,033              -             302        4,335
   Repairs and maintenance                          2,200              -              69        2,269
   Other rental property operating                  8,721              -             404        9,125
   Corporate general and administrative             1,158              -               -        1,158
   Interest expense                                 9,159            430 (C)           -        9,589
   Amortization of deferred financing costs           983              -               -          983
   Depreciation and amortization                    9,054              -             270        9,324
                                                  -------          ------         ------      -------
          Total expenses                           35,308            430           1,045       36,783
                                                  -------          ------         ------      -------

          Operating income (loss)                   7,752           (430)            918        8,240

OTHER INCOME:
   Income from investments in real estate
     mortgages and common stock of Residential
     Development Corporations                         811              -               -          811
                                                  -------          ------         ------      -------

INCOME (LOSS) BEFORE MINORITY INTEREST              8,563           (430)            918        9,051

Minority Interest                                  (1,583)            (1)(D)        (459)      (2,043)
                                                  -------          ------         ------      -------

NET INCOME (LOSS)                                 $ 6,980          $(431)         $  459      $ 7,008
                                                  -------          ------         ------      -------
                                                  -------          ------         ------      -------

NET INCOME PER COMMON SHARE (E)                                                               $  0.30
                                                                                              -------

             See adjustments to Pro Forma Consolidated Statement
                     of Operations on following page.

                     CRESCENT REAL ESTATE EQUITIES, INC.

                      NOTES TO PRO FORMA CONSOLIDATED
                          STATEMENT OF OPERATIONS


ADJUSTMENTS
(Dollars in Thousands)

(A)  Reflects Crescent Real Estate Equities, Inc. unaudited consolidated historical statement
     of operations for the period from January 1, 1996 through March 31, 1996.                        ---


(B)  Reflects full consolidation of the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with 301 Congress Avenue, net of joint venture 50% minority interest, assuming the asset
     was acquired at the beginning of the period.                                                     ---


(C)  Reflects an increase as a result of interest costs for short-term financing, assuming the borrowings to finance the purchase of a 50% interest in 301 Congress Avenue, L.P. had
     occurred at the beginning of the period.                                                         ---

               First Bank of Boston Loan            $22,500
               Interest rate                           7.65%
                                                    -------
                                                      1,721
               Prorated for three months            $   430                                          $430
                                                                                                     ----
                                                                                                     ----
(D)  Reflects adjustment needed to reflect minority partners' weighted average 18.44%
     interest in the net income of the Operating Partnership less joint venture minority
     interest at the beginning of the period.                                                        $ (1)
                                                                                                     ----
                                                                                                     ----
(E)  Reflects net income per share based on 23,535,314 weighted average shares of
     Common Stock assumed to be outstanding during the period ended March 31, 1996.                   ---

                     CRESCENT REAL ESTATE EQUITIES, INC.
               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (Unaudited)

                                               CRESCENT REAL
                                                  ESTATE
                                               EQUITIES, INC.      OTHER         ACQUIRED      301 CONGRESS     PRO FORMA
                                               HISTORICAL (A)    ADJUSTMENTS   PROPERTIES (B)   AVENUE (C)    CONSOLIDATED
                                               --------------    -----------   --------------  ------------   ------------
                                                 (AUDITED)
REVENUES:
   Rental property                                $123,489       $    674 (D)     $40,252        $ 8,130       $172,545
   Interest and other income                         6,471           (326)(D)         212            -            6,357
                                                  --------       --------         -------        -------       --------
          Total revenues                           129,960            348          40,464          8,130        178,902
                                                  --------       --------         -------        -------       --------
EXPENSES:
   Repairs and maintenance                           7,787             99 (D)       3,197          1,029         12,112
   Real estate taxes                                12,494             85 (D)       3,021          1,050         16,650
   Other rental property operating                  25,668           (305)(E)       8,396          1,354         35,264
                                                                      151 (D)
   Corporate general and administrative              3,812            388 (F)         -              -            4,200
   Interest expense                                 18,781         17,490 (G)         -              -           36,271
   Depreciation and amortization                    28,060             89 (D)       5,934          1,080         35,163
   Amortization of deferred financing costs          2,500            563 (H)         -              -            3,063
                                                  --------       --------         -------        -------       --------
          Total expenses                            99,102         18,560          20,548          4,513        142,723
                                                  --------       --------         -------        -------       --------
         Operating income (loss)                    30,858        (18,212)         19,916          3,617         36,179

OTHER INCOME:
   Income from investments in real estate
     mortgages and common stock of Residential
     Development Corporations                        5,500            -               -              -            5,500
                                                  --------       --------         -------        -------       --------

INCOME (LOSS) BEFORE MINORITY INTEREST              36,358        (18,212)         19,916          3,617         41,679

Minority Interest                                   (8,963)          (457)(I)        (564)        (1,808)       (11,792)
                                                  --------       --------         -------        -------       --------
NET INCOME (LOSS)                                 $ 27,395       $(18,669)        $19,352        $ 1,809       $ 29,887
                                                  --------       --------         -------        -------       --------
                                                  --------       --------         -------        -------       --------
NET INCOME PER COMMON SHARE (J)                                                                                $   1.34
                                                                                                               --------
                                                                                                               --------

See adjustments to Pro Forma Consolidated Statement of Operations on following page.

                      CRESCENT REAL ESTATE EQUITIES, INC.

                        NOTES TO PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

ADJUSTMENTS
(Dollars in Thousands)

(A) Reflects Crescent Real Estate Equities, Inc. audited consolidated historical statement of operations for the period from January 1,
     1995 through December 31, 1995.                                        ---


(B) Reflects the historical incremental rental income and operating expenses including an adjustment for depreciation based on acquisition price associated with acquired properties and interest income associated with the mortgage note all acquired in 1995 and 1996, assuming the assets were acquired at the beginning of the period.

            PROPERTY                                   ACQUISITION DATE
            --------                                   ----------------
            Hyatt Regency Beaver Creek hotel                1/03/95
            Stanford Corporate Centre office building       1/04/95
            Mortgage note secured by the Biltmore
              Commerce Center office building               2/28/95
            The Aberdeen office building (i)                3/13/95
            12404 Park Central office building              5/09/95
            Barton Oaks Plaza One office building           6/05/95
            MCI Tower office building                       6/30/95
            Denver Marriott City Center hotel (ii)          6/30/95
            The Woodlands office properties (iii)           7/12/95
            Spectrum Center office building                 8/31/95
            Ptarmigan Place office building                10/06/95
            6225 N. 24th Street office building            11/07/95
            Briargate office building and research center  11/21/95
            Albuquerque Plaza office building              12/19/95
            Hyatt Regency Albuquerque hotel (ii)           12/19/95
            3333 Lee Parkway                                1/05/96

            (i) The building was vacant from January 1995 through July 1995, therefore no historical information is presented prior to July.

            (ii) Historical operations of the hotel were adjusted to reflect the lease payments from the hotel lessee to the Company calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements).

            (iii) The Company has a 75% interest in 10 office
                  properties.                                               ---


(C)  Reflects full consolidation of the historical incremental rental income and operating expenses including an adjustment for
     depreciation based on acquisition price associated with 301
     Congress Avenue, net of 50% joint venture minority interest,
     assuming the asset was acquired at the beginning of the period.        ---

(D)  Decrease as a result of the elimination of interest income for the
     Spectrum Note in September and recording historical incremental rental income and operating expenses associated with the property based upon an agreement with the borrower and its partners, the
     Company transferred the ground lessor's interest in the land underlying the building and the Spectrum Note to a partnership in return for a general partner interest. As a result, the Company began consolidating the operations of the property due to its
     economic control of the property's cash flows.                     $   (76)
                                                                        -------
                                                                        -------

(E)  Decrease as a result of the elimination of third party property management fees which terminated upon acquisition of certain of
     the properties.                                                    $  (305)
                                                                        -------
                                                                        -------

(F)  Increase reflects the estimated incremental general and administrative costs associated with the increase in personnel
     due to numerous acquisitions in 1995.                              $   388
                                                                        -------
                                                                        -------

(G) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the April 1995 Offering and Mr. Rainwater's concurrent $31,000 investment, assuming the borrowings to finance property acquisitions had occurred at the beginning of the period.

            First Bank of Boston Loan                      $ 30,500
            Interest rate                                      7.65%
                                                           --------
                                                              2,333

            Nomura Fund I                                  $239,000
            Interest rate                                      7.83%
                                                           --------
                                                             18,714

            Nomura Fund II                                 $161,000
            Interest rate                                      7.79%
                                                           --------
                                                             12,542

            Cigna Loan                                     $ 63,500
            Interest rate                                      7.47%
                                                           --------
                                                              4,743

            Mortgage note assumed in the
               Woodlands acquisition                       $ 12,621
            Interest rate                                      8.83%
                                                           --------
                                                              1,114

            Total annual amount                            $ 39,446

            Less:
               Historical interest expense                  (18,781)
               The Aberdeen capitalized interest             (1,200)
               Land Development capitalized interest         (1,363)
               Working capital interest                        (612)
                                                           --------
                                                                        $17,490
                                                                        -------
                                                                        -------

(H) Increase reflects the incremental amortization expense from costs of obtaining the Nomura Loans and CIGNA Loan.

            Loan Closing Costs on Nomura Loans    $6,000
            Average term of Nomura Loans              11 years
                                                  ------
                                                     545

            Prorate for eight months              $  363

            Loan Closing Costs on CIGNA Loan      $1,400
            Term of CIGNA Loan                         7 years
                                                  ------
                                                     200

            Prorated for twelve months            $  200
                                                  ------
                                                                        $   563
                                                                        -------
                                                                        -------

(I)  Reflects adjustment needed to reflect minority partners' weighted average 22.63% interest in the net income of the Operating
     Partnership less joint venture minority interest assuming
     completion of the 1995 April Offering at the beginning of
     the period.                                                        $  (457)
                                                                        -------
                                                                        -------

(J)  Reflects net income per share based on 22,289,059 weighted average shares of Common Stock assumed to be outstanding
     during the year ended December 31, 1995.                               ---